UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): May 22, 2025
______________________
Cibus, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 450-0008
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 22, 2025, Cibus, Inc., (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 32,850,026 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) (including 211,615 restricted shares of Class A Common Stock that remain subject to vesting) and 1,712,373 shares of Class B Common Stock, par value $0.0001 per share, outstanding and entitled to vote at the Annual Meeting on the March 24, 2025 record date, 22,447,245 shares, or approximately 64.94%, were present at the Annual Meeting either by attendance via online webcast or represented by proxy, constituting a quorum.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1. To elect seven directors to our Board of Directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal.

Nominee	For	Against	Abstain	Broker Non-Vote
Rory Riggs	13,229,709	361,477	52,776	8,803,283
Peter Beetham	13,494,157	125,902	23,903	8,803,283
Mark Finn	12,679,147	951,739	13,076	8,803,283
Jean-Pierre Lehmann	12,737,659	879,972	26,331	8,803,283
August Moretti	13,524,117	103,535	16,310	8,803,283
Gerhard Prante	13,347,574	279,608	16,780	8,803,283
Keith Walker	12,613,298	962,059	68,605	8,803,283

2. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
13,207,604	192,690	243,668	8,803,283

3. To ratify the appointment by the Audit Committee of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain	Broker Non-Vote
20,519,588	1,899,348	28,309	—

4. To approve the adoption of the Cibus, Inc. 2025 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
12,746,067	691,145	206,750	8,803,283

5. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 9,040,000 shares of Class A common stock issuable upon the exercise of outstanding common warrants issued pursuant to those certain Securities Purchase Agreements, each dated January 21, 2025, by and among the Company and the purchasers party thereto.

For	Against	Abstain	Broker Non-Vote
13,205,793	420,929	17,240	8,803,283

6. To approve, in accordance with Nasdaq Listing Rule 5635(c), the repricing of certain existing warrants of the Company held by Rory Riggs.

For	Against	Abstain	Broker Non-Vote
13,143,866	468,370	31,726	8,803,283

7. To approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance of shares of Class A common stock upon the potential future exercise of certain outstanding warrants held by Rory Riggs, that would be deemed to be a “change of control” of the Company within the meaning of Nasdaq Listing Rule 5635(b).

For	Against	Abstain	Broker Non-Vote
12,806,271	793,330	44,361	8,803,283

As a result, at the Annual Meeting, Rory Riggs, Peter Beetham, Mark Finn, Jean-Pierre Lehmann, August Moretti, Gerhard Prante and Keith Walker were elected as directors of the Company, each to serve a one-year term, the compensation of Company’s named executive officers was approved (on an advisory basis), and the appointment of BDO USA, P.C. was ratified, the Cibus, Inc. 2025 Employee Stock Purchase Plan was approved, the issuance of up to 9,040,000 shares of Class A common stock issuable upon the exercise of certain outstanding common warrants was approved, the repricing of certain existing warrants of the Company held by Rory Riggs was approved, and the issuance of shares of Class A common stock upon the potential future exercise of certain outstanding warrants held by Rory Riggs, that would be deemed to be a “change of control” of the Company within the meaning of Nasdaq Listing Rule 5635(b), was approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2025

CIBUS, INC.

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
	Title:	Interim Chief Executive Officer